UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     December 15, 2005

1st CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement

On December 15, 2005, the Board of Directors of 1st Constitution Bancorp (the “Company”) terminated the Company's Directors’ Deferral Plan, effective as of December 31, 2005. The termination prohibits any new deferrals on and after December 15, 2005. The Directors’ Deferral Plan, which was established effective as of October 1, 2002, was an unfunded plan of deferred compensation for non-employee directors. The plan allowed participants to defer the receipt of directors’ fees payable to them by either the Company or 1st Constitution Bank and to direct the notional investment of the deferred fees, in which case the director’s account would be credited with the notional return. The plan was terminated because it was not being utilized by directors in sufficient numbers to justify the expense of plan operation. Only one director had participated in the plan since its inception and there were no directors currently making deferrals under the plan. Termination of the plan did not affect any previous deferrals made by directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: December 16, 2005	By:	/s/ Joseph M. Reardon
	Name:	Joseph M. Reardon
	Title:	Senior Vice President and Treasurer

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